THE FIRST TRUST SPECIAL SITUATIONS TRUST, SERIES 138

                           TRUST AGREEMENT

                         Dated:  January 25, 1996

     This Trust Agreement among Nike Securities L.P., as Depositor, The Chase Manhattan Bank (National Association), as Trustee, and First Trust Advisors L.P., as Evaluator and Portfolio Supervisor, sets forth certain provisions in full and incorporates other provisions by reference to the document entitled "Standard Terms and Conditions of Trust for The First Trust Special Situations Trust, Series 18 and subsequent Series, Effective October 15, 1991" for the document entitled Internet Growth & Treasury Securities Trust, Series 2 and "Standard Terms and Conditions of Trust for The First Trust Special Situations Trust, Series 22 and subsequent Series, Effective November 20, 1991" for Internet Growth Trust, Series 1 (herein collectively called the "Standard Terms and Conditions of Trust"), and such provisions as are incorporated by reference constitute a single instrument. All references herein to Articles and Sections are to Articles and Sections of the Standard Terms and Conditions of Trust.

                       WITNESSETH THAT:

In consideration of the premises and of the mutual agreements herein contained, the Depositor, the Trustee, the Evaluator and the Portfolio Supervisor agree as follows:

                        PART I

              STANDARD TERMS AND CONDITIONS OF TRUST

Subject to the provisions of Part II and Part III hereof, all the provisions contained in the Standard Terms and Conditions of Trust are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully and to the same extent as tough said provisions had been set forth in full in this instrument.

                         PART II

             SPECIAL TERMS AND CONDITIONS OF TRUST FOR

          INTERNET GROWTH & TREASURY SECURITIES TRUST, SERIES 2

     The following special terms and conditions are hereby agreed to:

     A. The Securities initially deposited in the Trust pursuant to Section 2.01 of the Standard Terms and Conditions of Trust are set forth in the Schedules hereto.

     B. (1) The aggregate number of Units outstanding for the Trust on the Initial Date of Deposit is 15,000 Units.

    (2) The initial fractional undivided interest in and ownership of the Trust represented by each Unit thereof shall be 1/15,000.

     Documents representing this number of Units for the Trust are being delivered by the Trustee to the Depositor pursuant to Section 2.03 of the Standard Terms and Conditions of Trust.

     C. The Percentage Ratio is as follows on the Initial Date of Deposit:

1.00% America Online, Inc., 2.44% First Data Corporation,
2.43% MCI Communications Corporation, 2.41% WorldCom, Inc.,
2.41% 3Com Corporation, 1.04% Ascend Communications, Inc.,
2.45% Bay Networks, 2.44% Cabletron Systems, Inc.,
2.46% Cisco Systems, Inc., 0.96% Stratacom, Inc.,
2.39% Compaq Computer Corporation, 2.41% Dell Computer
Corporation, 2.44% Hewlett-Packard Company, 2.41% Silicon
Graphics, Inc., 2.37% Sun Microsystems, Inc.,
2.46% Motorola, Inc., 2.45% U.S. Robotics Corporation,
2.48% Adobe Systems, Inc., 2.36% Computer Associates
International, Inc., 0.96% Intuit, Inc.,
2.39% Microsoft Corporation, 1.03% Netscape
Communications Corporation, 2.46% Oracle Systems
Corporation, 0.96% Spyglass, Inc.

     D. The Record Dates shall be as set forth in the Prospectus under "Summary of Essential Information."

     E. The Distribution Dates shall be as set forth in the Prospectus under "Summary of Essential Information."

     F.   The Mandatory Termination Date for the Trust shall be
          February 15, 2009.

     G. The Treasury Obligations Maturity Date for the Trust shall be February 15, 2009.

    H.   The Evaluator's compensation as referred to in Section
4.03 of the Standard Terms and Conditions of Trust shall be an annual fee of $.0030 per Unit calculated on the largest number of Units outstanding during each period in respect of which a payment is made pursuant to Section 3.05, payable on a Distribution Date.

     I.   The Trustee's Compensation Rate pursuant to Section
6.04 of the Standard Terms and Conditions of Trust shall be an annual fee of $.0102 per Unit, calculated on the largest number of Units outstanding during each period in respect of which a payment is made pursuant to Section 3.05. However, in no event, except as may be otherwise be provided in the Standard Terms and Conditions of Trust, shall the Trustee receive compensation in any one year from any Trust of less than $2,000 for such annual compensation.

     J.   The Initial Date of Deposit for the Trust is January
          25, 1996.

     K. The minimum amount of Equity Securities to be sold by the Trustee pursuant to Section 5.02 of the Indenture for the redemption of Units shall be 100 shares.

                        PART II

            SPECIAL TERMS AND CONDITIONS OF TRUST FOR
            INTERNET GROWTH TRUST, SERIES 1

     The following special terms and conditions are hereby agreed to:

      A. The Securities initially deposited in the Trust pursuant to Section 2.01 of the Standard Terms and Conditions of Trust are set forth in the Schedules hereto.

      B. (1) The aggregate number of Units outstanding for the Trust on the Initial Date of Deposit is 15,000 Units.

           (2) The initial fractional undivided interest in and ownership of the Trust represented by each Unit thereof shall be 1/15,000.

Documents representing this number of Units for the Trust are being delivered by the Trustee to the Depositor pursuant to Section 2.03 of the Standard Terms and Conditions of Trust.

     C. The Percentage Ratio is as follows on the Initial Date of Deposit:

1.98% America Online, Inc., 4.87% First Data Corporation
4.87% MCI Communications Corporation, 4.85% WorldCom, Inc.
4.83% 3Com Corporation, 2.13% Ascend Communications, Inc.,
4.95% Bay Networks, 4.92% Cabletron Systems, Inc.,
4.93% Cisco Systems, Inc., 1.99% Stratacom,Inc.,
4.85% Compaq Computer Corporation, 4.83% Dell Computer
Corporation, 4.95% Hewlett-Packard Company
4.86% Silicon Graphics, Inc., 4.76% Sun Microsystems, Inc.,
4.97% Motorola, Inc. 4.92% U.S. Robotics Corporation,
4.99% Adobe Systems, Inc., 4.76% Computer Associates
International,Inc., 1.97% Intuit, Inc., 4.86% Microsoft
Corporation, 2.02% Netscape Communications Corporation,
4.99% Oracle Systems Corporation, 1.95% Spyglass, Inc.

     D. The Record Dates shall be as set forth in the Prospectus under "Summary of Essential Information."

     E. The Distribution Dates shall be as set forth in the Prospectus under "Summary of Essential Information."

     F.   The Mandatory Termination Date for the Trust shall be
February 1, 2003.
           .
     H.   The Evaluator's compensation as referred to in Section
4.03 of the Standard Terms and Conditions of Trust shall be an annual fee of $.0030 per Unit calculated on the largest number of Units outstanding during each period in respect of which a payment is made pursuant to Section 3.05, payable on a Distribution Date.

     I.   The Trustee's Compensation Rate pursuant to Section
6.04 of the Standard Terms and Conditions of Trust shall be an annual fee of $.0102 per Unit, calculated on the largest number of Units outstanding during each period in respect of which a payment is made pursuant to Section 3.05. However, in no event, except as may be otherwise be provided in the Standard Terms and Conditions of Trust, shall the Trustee receive compensation in any one year from any Trust of less than $2,000 for such annual compensation.

     J.   The Initial Date of Deposit for the Trust is January
25, 1996.

     K. The minimum amount of Equity Securities to be sold by the Trustee pursuant to Section 5.02 of the Indenture for the redemption of Units shall be 100 shares.



           PART III FOR INTERNET GROWTH & TREASURY
           SECURITIES TRUST, SERIES 2

     A.   Section 1.01(2) shall be amended to read as follows:

"(2) "Trustee" shall mean The Chase Manhattan Bank (National
Association), or any successor trustee appointed as hereinafter provided."

All references to United States Trust Company of New York in the Standard Terms and Conditions of Trust shall be amended to refer to The Chase Manhattan Bank (National Association).

     B. The term "Capital Account" as set forth in the Prospectus shall be deemed to refer to the "Principal
Account."

     C.   Paragraph (b) of Section 2.01 of the Standard Terms and
Conditions of Trust is amended by substituting the following sentences for the third and fourth sentences of such paragraph:

"The Trustee shall not accept any deposit pursuant to this
Section 2.01(b) unless the Depositor and Trustee have each determined that the maturity value of the Zero Coupon Obligations included in the deposit, divided by the number of Units created by reason of the deposit, shall equal $1.00; written certifications of such determinations shall be executed by the Depositor and Trustee and preserved in the Trust records with a copy of each such written certification to Standard & Poor's Corporation so long as Units of the Trust are rated by them. The Depositor shall, at its expense, cause independent public accountants to review the Trust's holdings (i) at such time as the Depositor determines no further deposits shall be made pursuant to this paragraph and (ii), if earlier, as of the 90th day following the initial deposit, for the purpose of certifying whether the face value of the Zero Coupon Obligations then held by the Trust divided by the Units then outstanding equals $1.00. A copy of each written report from the independent public accountants based on their review will be provided to Standard & Poor's Corporation so long as Units of the Trust are rated by them."

     D.   The last sentence of the first paragraph of Section
5.02 of the Standard Terms and Conditions of Trust is amended by substituting "4:00 p.m. Eastern time" for "12:00 p.m in the City of New York."

     E.   The second paragraph of Section 5.02 of the Standard
Terms and Conditions of Trust is amended by substituting the following sentence for the third sentence of the second paragraph of such Section:

     "If such available funds shall be insufficient, the Trustee shall sell such Securities as have been designated on the current list for such purpose by the Portfolio Supervisor, as hereinafter in this Section 5.02 provided, in amounts as the Trustee in its discretion shall deem advisable or necessary in order to fund the Principal Account for purposes of such redemption, provided however, that Zero
Coupon Obligations may not be sold unless the Depositor and Trustee, which may rely on the advice of the Portfolio Supervisor, have determined that the face value of the Zero Coupon Obligations remaining after such proposed sale, divided by the number of Units outstanding after the tendered Units are redeemed, shall equal or exceed $1.00; a written certification as to such determination shall be executed by the Depositor and Trustee and preserved in the Trust records with a copy of each such written certification to Standard & Poor's Corporation so long as Units of the Trust are rated by them. Within 90 days of the fiscal year end of the Trust, the Depositor shall obtain, at its expense, an annual written certification from the independent public accountants as to such determination which will also be provided to Standard & Poor's Corporation so long as Units of the Trust are rated by them."

     F.   The third sentence of the seventh paragraph of Section
5.02 of the Standard Terms and Conditions of Trust is amended by deleting "a certification from the independent public accountants to the effect described in the second paragraph of this Section 5.02" and in its place inserting
"a certification from the Depositor and Trustee to the effect described in the second paragraph of this Section
5.02."

     G.   Paragraph (a) of subsection II of Section 3.05 of the
Standard Terms and Conditions of Trust is hereby amended to substitute the following sentence for the first sentence of such paragraph:

     "On each Distribution Date, the Trustee shall distribute to each Unit holder of record at the close of business on the Record Date immediately preceding such Distribution Date an amount per Unit equal to such Unit holder's Income
Distribution (as defined below), plus such Unit holder's pro rata share of the balance of the Principal Account (except for monies on deposit therein required to purchase Contract Obligations) computed as of the close of business on such Record Date after deduction of any amounts provided in Subsection I, provided, however, that with respect to distributions other than the distribution occurring in the month of December of each year, the Trustee shall not be required to make a distribution from the Principal Account unless the amount available for distribution shall equal
$1.00 per 1000 Units in the case of Units initially offered at approximately $1.00 per Unit, or, $1.00 per 100 Units in the case of Units initially offered at approximately $10.00 per Unit."

     H. For purposes of this Trust, all references in the Standard Terms and Conditions of Trust including provisions thereof amended hereby to "1.00 per Unit" shall be amended to read "10.00 per Unit" and all references to "per 1,000
Units" shall be amended to read "per 100 Units."

     I.   Section 3.12 of the Standard Terms and Conditions of
Trust is hereby deleted in its entirety and replaced with the following language:

     "Section 3.12. Notice to Depositor. In the event that the Trustee shall have been notified at any time of any action to be taken or proposed to be taken by at least a legally required number of holders of any Zero Coupon Obligation, if any, (including but not limited to the making of any demand, direction, request, giving of any notice, consent or waiver or the voting with respect to any amendment or supplement to any indenture, resolution, agreement or other instrument under or pursuant to which the Zero Coupon Obligations, if any, have been issued) the Trustee shall promptly notify the Depositor and shall thereupon take such action or refrain from taking any action as the Depositor shall in writing direct; provided, however, that if the Depositor shall not within five Business Days of the giving of such notice to the Depositor direct the Trustee to take or refrain from taking any action, the Trustee shall take such action as it, in its sole discretion, shall deem advisable.

     In the event that the Trustee shall have been notified at any time of any action to be taken or proposed to be taken by at least a legally required number of holders of any Equity Securities deposited in a Trust, the Trustee shall take such action or omit from taking any action, as appropriate, so as to insure that the Equity Securities are voted as closely as possible in the same manner and the same general proportion as are the Equity Securities held by owners other than the Trust.

     In the event that an offer by the issuer of any of the Securities or any other party shall be made to issue new securities, or to exchange securities, for Trust Securities, the Trustee shall reject such offer. However, should any exchange or substitution be effected notwithstanding such rejection or without an initial offer, any Securities, cash and/or property received in exchange shall be deposited hereunder and shall be promptly sold, if securities or property, by the Trustee pursuant to the Depositor's direction, unless the Depositor advises the Trustee to keep such securities or property. The Depositor may rely on the Portfolio Supervisor in so advising the Trustee. The cash received in such exchange and cash proceeds of any such sales shall be distributed to Unit holders on the next distribution date in the manner set forth in Section 3.05 regarding distributions from the Principal Account. The Trustee shall not be liable or responsible in any way for depreciation or loss incurred by reason of any such sale. Neither the Depositor nor the Trustee shall be liable to any person for any action or failure to take action pursuant to the terms of this Section 3.12 other than failure to notify the Depositor.

     Whenever new securities or property is received and retained by the Trust pursuant to this Section 3.12, the Trustee shall, within 5 days thereafter, mail to all Unit holders of the Trust notices of such acquisition unless legal counsel for the Trust determines that such notice is not required by The Investment Company Act of 1940, as amended."

     J.   Section 1.01(4) shall be amended to read as follows:
"(4)"Portfolio Supervisor" shall mean First Trust Advisors
L.P. and its successors in interest, or any successor portfolio supervisor appointed as hereinafter provided."

     K.   Article III of the Standard Terms and Conditions of
Trust is hereby amended by inserting the following paragraphs which shall be entitled Section 3.16.:

     "Section 3.16. Bookkeeping and Administrative Expenses. As compensation for providing bookkeeping and other administrative services of a character described in Section 26(a)(2)(C) of the Investment Company Act of 1940 to the extent such services are in addition to, and do not duplicate, the services to be provided hereunder by the Trustee or the Portfolio Supervisor, the Depositor shall receive against a statement or statements therefor submitted to the Trustee monthly or annually an aggregate annual fee in an amount which shall not exceed that dollar amount set forth in the Prospectus times the number of Units outstanding as of January 1 of such year except for a year or years in which an initial offering period as determined by Section 4.01 of this Indenture occurs, in which case the fee for a month is based on the number of Units outstanding at the end of such month (such annual fee to be pro rated for any calendar year in which the Depositor provides service during less than the whole of such year), but in no event shall such compensation when combined with all compensation received from other unit investment trusts for which the Depositor hereunder is acting as Depositor for providing such bookkeeping and administrative services in any calendar year exceed the aggregate cost to the Depositor providing services to such unit investment trusts. Such compensation may, from time to time, be adjusted provided that the total adjustment upward does not, at the time of such adjustment, exceed the percentage of the total increase, after the date hereof, in consumer prices for services as measured by the United States Department of Labor Consumer Price Index entitled "All Services Less Rent of Shelter" or similar index, if such index should no longer be published. The consent or concurrence of any Unit holder hereunder shall not be required for any such adjustment or increase. Such compensation shall be paid by the Trustee, upon receipt of invoice therefor from the Depositor, upon which, as to the cost incurred by the Depositor of providing services hereunder the Trustee may rely, and shall be charged against the Income and Principal Accounts on or before the Distribution Date following the Monthly Record
Date on which such period terminates. The Trustee shall have no liability to any Certificateholder or other person for any payment made in good faith pursuant to this Section.
If the cash balance in the Income and Principal Accounts shall be insufficient to provide for amounts payable pursuant to this Section 3.16, the Trustee shall have the power to sell (i) Securities from the current list of Securities designated to be sold pursuant to Section 5.02 hereof, or (ii) if no such Securities have been so designated, such Securities as the Trustee may see fit to sell in its own discretion, and to apply the proceeds of any such sale in payment of the amounts payable pursuant to this
Section 3.16, provided, however, that Zero Coupon
Obligations may not be sold to pay for amounts payable pursuant to this Section 3.16.

     Any moneys payable to the Depositor pursuant to this Section
3.16 shall be secured by a prior lien on the Trust Fund except that no such lien shall be prior to any lien in favor of the Trustee under the provisions of Section 6.04 herein.

     L.   Section 1.01(3) shall be amended to read as follows:
"(3) "Evaluator" shall mean First Trust Advisors L.P. and its successors in interest, or any successor evaluator appointed as hereinafter provided."

     M. The first sentence of Section 3.14. shall be amended to read as follows:

     "Subject to Section 3.15 hereof, as compensation for providing supervisory portfolio services under this Indenture, the Portfolio Supervisor shall receive, in arrears, against a statement or statements therefor submitted to the Trustee monthly or annually an aggregate annual fee in an amount which shall not exceed the amount set forth under "Summary of Essential Information-Supervisory Fee" in the Prospectus times the number of Units outstanding as of January 1 of such year except for a Trust during the year or years in which an initial offering period as determined in Section 4.01 of this Indenture occurs, in which case the fee for a month is based on the number of Units outstanding at the end of such month (such annual fee to be pro rated for any calendar year in which the Portfolio Supervisor provides services during less than the whole of such year), but in no event shall such compensation when combined with all compensation received from other series of the Trust for providing such supervisory services in any calendar year exceed the aggregate cost to the Portfolio Supervisor for providing such services.

     N. Section 3.01 of the Standard Terms and Conditions of Trust shall be replaced in its entirety with the following:
"Section 3.01. Initial Cost. The expenses incurred in establishing a Trust, including the cost of the preparation and typesetting of the registration statement, prospectuses (including preliminary prospectuses), the indenture and other documents relating to the Trust, printing of Certificates, Securities and Exchange Commission and state blue sky registration fees, the costs of the initial valuation of the portfolio and audit of the Trust, the initial fees and expenses of the Trustee, and legal and other out-of-pocket expenses related thereto, but not including the expenses incurred in the printing of preliminary prospectuses and prospectuses, expenses incurred in the preparation and printing of brochures and other advertising materials and any other selling expenses, to the extent not borne by the Depositor, shall be borne by the Trust. To the extent the funds in the Income and Principal Accounts of the Trust shall be insufficient to pay the expenses borne by the Trust specified in this Section 3.01, the Trustee shall advance out of its own funds and cause to be deposited and credited to the Income Account such amount as may be required to permit payment of such expenses. The Trustee shall be reimbursed for such advance on each Record Date from funds on hand in the Income Account or, to the extent funds are not available in such Account, from the Principal Account, in the amount deemed to have accrued as of such Record Date as provided in the following sentence (less prior payments on account of such advances, if any), and the provisions of Section 6.04 with respect to the reimbursement of disbursements for Trust expenses, including, without limitation, the lien in favor of the Trustee therefor and the authority to sell Securities as needed to fund such reimbursement, shall apply to the payment of expenses and the amounts advanced pursuant to this Section. For the purposes of the preceding sentence and the addition provided in clause (4) of the first sentence of Section 5.01, the expenses borne by the Trust pursuant to this Section shall be deemed to have been paid on the date of the Trust Agreement and to accrue at a daily rate over the time period specified for their amortization provided in the Prospectus; provided, however, that nothing herein shall be deemed to prevent, and the Trustee shall be entitled to, full reimbursement for any advances made pursuant to this Section no later than the termination of the Trust. For purposes of calculating the accrual of organizational expenses under this Section 3.01, the Trustee shall rely on the written estimates of such expenses provided by the Depositor pursuant to Section 5.01."

     O.   Section 5.01 of the Standard Terms and Conditions of
Trust shall be amended as follows:

     (i)  The second sentence of the first paragraph of Section
5.01 shall be amended by adding the following at the conclusion thereof: ", plus (4) amounts representing organizational expenses paid from the Trust less amounts representing accrued organizational expenses of the Trust, plus (5) all other assets of the Trust"

     (ii) The following shall be added at the end of the first paragraph of Section 5.01:
Until the Depositor has informed the Trustee that there will be no further deposits of Additional Securities pursuant to section 2.01(b), the Depositor shall provide the Trustee with written estimates of (i) the total organizational expenses to be borne by the Trust pursuant to Section 3.01 and (ii) the total number of Units to be issued in connection with the initial deposit and all anticipated deposits of additional Securities. For purposes of calculating the Trust Fund Evaluation and Unit Value, the Trustee shall treat all such anticipated expenses as having been paid and all liabilities therefor as having been incurred, and all Units as having been issued, in each case on the date of the Trust Agreement, and, in connection with each such calculation, shall take into account a pro rata portion of such expense and liability based on the actual number of Units issued as of the date of such calculation.
In the event the Trustee is informed by the Depositor of a revision in its estimate of total expenses or total Units and upon the conclusion of the deposit of additional Securities, the Trustee shall base calculations made thereafter on such revised estimates or actual expenses, respectively, but such adjustment shall not affect calculations made prior thereto and no adjustment shall be made in respect thereof.

     P. For purposes of this Trust, Units of the Trust will not be rated by Standard & Poor's Ratings Services and any reference to such rating or any requirement that information be forwarded to Standard & Poor's Ratings Services in the Standard Terms and Conditions of Trust shall be inapplicable.

     Q. For purposes of this Trust, any reference in the Standard Terms and Conditions of Trust to "140%" shall be replaced with "110%" in relation to the amount of cash or a Letter of Credit needed to acquire Treasury Obligations.

     R.   The second paragraph of Section 3.02 of the Standard
Terms and Conditions of Trust is hereby deleted and replaced with the following sentence:

     "Any non-cash distributions (other than a non-taxable distribution of the shares of the distributing corporation which shall be retained by the Trust) received by the Trust shall be dealt with in the manner described at Section 3.12, herein, and shall by retained or disposed of by the Trust according to those provisions. The proceeds of any disposition shall be credited to the Income Account of the Trust. Neither the Trustee nor the Depositor shall be liable or responsible in any way for depreciation or loss incurred by reason of any such sale."

     S. The title of Section 3.15 of the Standard Terms and Conditions of Trust shall be replaced with "Abatement of Compensation of the Trustee, Evaluator, Portfolio Supervisor and Sponsor," and sub-section (v) of the first sentence of such Section 3.15 shall be amended by inserting the following immediately after the phrase "Portfolio Supervisor":

", the Sponsor for Bookkeeping and Administrative Expenses"

     T.   Section 2.03(a) of the Standard Terms and Conditions of
Trust shall be amended by adding the following sentence after the first sentence of such section:

     "The number of Units may be increased through a split of the Units or decreased through a reverse split thereof, as directed in writing by the Depositor, at any time when the Depositor is the only beneficial holder of Units, which revised number of Units shall be recorded by the Trustee on its books. The Trustee shall be entitled to rely on the Depositor's direction as certification that no person other than the Depositor has a beneficial interest in the Units and the Trustee shall have no liability to any person for action taken pursuant to such direction."

          PART III FOR INTERNET GROWTH TRUST, SERIES 1

     A.   Section 1.01(2) shall be amended to read as follows:
"(2) "Trustee" shall mean The Chase Manhattan Bank (National
Association), or any successor trustee appointed as hereinafter provided."

All references to United States Trust Company of New York in the Standard Terms and Conditions of Trust shall be amended to refer to The Chase Manhattan Bank (National Association).

     B. The term "Capital Account" as set forth in the Prospectus shall be deemed to refer to the "Principal
Account."

     C.   Paragraph (g) of Section 6.01 of the Standard Terms and
Conditions of Trust is hereby amended by inserting the following after the first word thereof:

     "(i) the value of any Trust as shown by an evaluation by the Trustee pursuant to Section 5.01 hereof shall be less than the lower of $2,000,000 or 20% of the total principal amount of Securities deposited in such Trust, or (ii)"

     D.   Paragraph (c) of Subsection II of Section 3.05  of the
Standard Terms and Conditions of Trust is hereby amended to read as follows:

     "On each Distribution Date the Trustee shall distribute to each Unit holder of record at the close of business on the Record Date immediately preceding such Distribution Date an amount per Unit equal to such Unit holder's pro rata share of the balance of the Principal Account (except for monies on deposit therein required to purchase Contract
Obligations) computed as of the close of business on such Record Date after deduction of any amounts provided in Subsection I, provided, however, that with respect to distributions other than the distribution occurring in the month of December of each year, the Trustee shall not be required to make a distribution from the Principal Account unless the amount available for distribution shall equal
$1.00 per 1000 Units in the case of Units initially offered at approximately $1.00 per Unit, or, $1.00 per 100 Units in the case of Units initially offered at approximately $10.00 per Unit."

     E. For purposes of this Trust, all references in the Standard Terms and Conditions of Trust including provisions thereof amended hereby to "$1.00 per Unit" shall be amended to read "$10.00 per Unit" and all references to "per 1,000
Units" shall be amended to read "per 100 Units."

     F. Section 5.02 of the Standard Terms and Conditions of Trust is amended by adding the following new paragraph after the second paragraph of such section:
"In lieu of a cash redemption, Unit holders tendering 2,500 Units or more for redemption may request from the Trustee by written notice submitted at the time of tender an in kind distribution of shares of Securities, to the extent of whole shares. To the extent possible, in kind distributions of Securities shall be made by the Trustee through the distribution of each of the Securities in book-entry form to the account of the Unit holder's bank or broker-dealer at the Depository Trust Company. An in kind distribution will be reduced by all expenses in connection with customary transfer and registration charges. The tendering Unit holder will receive his pro rata number of whole shares of each of the Securities comprising the portfolio and cash from the Principal Account equal to the fractional shares to which the tendering Unit holder is entitled. The Trustee may, but shall not be required to, adjust the number of shares of any issue of Securities included in a Unit holder's in kind distribution to facilitate the distribution of whole shares, such adjustment to be made on the basis of the value of Securities on the date of tender. If funds in the Principal Account are insufficient to cover the required cash distribution to the tendering Unit holder, the Trustee may sell Securities in the manner described in this Section 5.02."

     G.   Section 8.02 of the Standard Terms and Conditions of
Trust shall be amended to delete the reference to "100,000
Units" and substitute "2,500 Units" in the third sentence of the second paragraph thereof.

     H. The first paragraph of Section 3.05.II(a) of the Standard Terms and Conditions of Trust is hereby amended to read in its entirety as follows:

     "II. (a) On each Distribution Date, the Trustee shall distribute to each Unit holder of record at the close of business on the Record Date immediately preceding such Distribution Date an amount per Unit equal to such Unit holder's Income Distribution (as defined below), plus such Unit holder's pro rata share of the balance of the Principal Account (except for monies on deposit therein required to purchase Contract Obligations) computed as of the close of business on such Record Date after deduction of any amounts provided in Subsection I, provided, however, that with respect to distributions other than the distribution occurring in the month of December of each year, the Trustee shall not be required to make a distribution from the Principal Account unless the amount available for distribution shall equal $1.00 per 100 Units."

     I. Section 3.05.II(b) of the Standard Terms and Conditions of Trust is hereby amended to read in its entirety as follows:

     "(b) For purposes of this Section 3.05, the Unit holder's Income Distribution shall be equal to such Unit holder's pro rata share of the cash balance in the Income Account computed as of the close of business on the Record Date immediately preceding such Income Distribution after deduction of (i) the fees and expenses then deductible pursuant to Section 3.05.I. and (ii) the Trustee's estimate of other expenses properly chargeable to the Income Account pursuant to the Indenture which have accrued, as of such Record Date, or are otherwise properly attributable to the period to which such Income Distribution relates."

     J.   Section 3.11 of the Standard Terms and Conditions of
Trust is hereby deleted in its entirety and replaced with the following language:

     "Section 3.11 Notice to Depositor. In the event that the Trustee shall have been notified at any time of any action to be taken or proposed to be taken by at least a legally required number of holders of the equity securities (the "Equity Securities") (including but not limited to the making of any demand, direction, request, giving of any notice, consent or waiver or the voting with respect to any amendment or supplement to any indenture, resolution, agreement or other instrument under or pursuant to which the Contract Obligations, if any, have been issued) the Trustee shall promptly notify the Depositor and shall thereupon take such action or refrain from taking any action as the Depositor shall in writing direct; provided, however, that if the Depositor shall not within five Business Days of the giving of such notice to the Depositor direct the Trustee to take or refrain from taking any action, the Trustee shall take such action as it, in its sole discretion, shall deem advisable.

     In the event that the Trustee shall have been notified at any time of any action to be taken or proposed to be taken by at least a legally required number of holders of any Equity Securities deposited in a Trust, the Trustee shall take such action or omit from taking any action, as appropriate, so as to insure that the Equity Securities are voted as closely as possible in the same manner and the same general proportion as are the Equity Securities held by owners other than the Trust.

     In the event that an offer by the issuer of any of the Securities or any other party shall be made to issue new securities, or to exchange securities, for Trust Securities, the Trustee shall reject such offer. However, should any exchange or substitution be effected notwithstanding such rejection or without an initial offer, any Securities, cash and/or property received in exchange shall be deposited hereunder and shall be promptly sold, if securities or property, by the Trustee pursuant to the Depositor's direction, unless the Depositor advises the Trustee to keep such securities or property. The Depositor may rely on the Portfolio Supervisor in so advising the Trustee. The cash received in such exchange and cash proceeds of any such sales shall be distributed to Unit holders on the next distribution date in the manner set forth in Section 3.05 regarding distributions from the Principal Account. The Trustee shall not be liable or responsible in any way for depreciation or loss incurred by reason of any such sale. Neither the Depositor nor the Trustee shall be liable to any person for any action or failure to take action pursuant to the terms of this Section 3.11 other than failure to notify the Depositor.

     Whenever new securities or property is received and retained by the Trust pursuant to this Section 3.11, the Trustee shall, within 5 days thereafter, mail to all Unit holders of the Trust notices of such acquisition unless legal counsel for the Trust determines that such notice is not required by The Investment Company Act of 1940, as amended."

     K.   Section 1.01(4) shall be amended to read as follows:
"(4) "Portfolio Supervisor" shall mean First Trust Advisors
L.P. and its successors in interest, or any successor portfolio supervisor appointed as hereinafter provided."

     L.   Section 1.01(3) shall be amended to read as follows:
"(3) "Evaluator" shall mean First Trust Advisors L.P. and its successors in interest, or any successor evaluator appointed as hereinafter provided."
M.   Article III of the Standard Terms and Conditions of
Trust is hereby amended by inserting the following paragraphs which shall be entitled Section 3.14.:

     "Section 3.14. Bookkeeping and Administrative Expenses. As compensation for providing bookkeeping and other administrative services of a character described in
Section 26(a)(2)(C) of the Investment Company Act of 1940 to the extent such services are in addition to, and do not duplicate, the services to be provided hereunder by the Trustee or the Portfolio Supervisor, the Depositor shall receive against a statement or statements therefor submitted to the Trustee monthly or annually an aggregate annual fee in an amount which shall not exceed that dollar amount set forth in the Prospectus times the number of Units outstanding as of January 1 of such year except for a year or years in which an initial offering period as determined by Section 4.01 of this Indenture occurs, in which case the fee for a month is based on the number of Units outstanding at the end of such month (such annual fee to be pro rated for any calendar year in which the Depositor provides service during less than the whole of such year), but in no event shall such compensation when combined with all compensation received from other unit investment trusts for which the Depositor hereunder is acting as Depositor for providing such bookkeeping and administrative services in any calendar year exceed the aggregate cost to the Depositor providing services to such unit investment trusts. Such compensation may, from time to time, be adjusted provided that the total adjustment upward does not, at the time of such adjustment, exceed the percentage of the total increase, after the date hereof, in consumer prices for services as measured by the United States Department of Labor Consumer Price Index entitled "All Services Less Rent of Shelter" or similar index, if such index should no longer be published. The consent or concurrence of any Unit holder hereunder shall not be required for any such adjustment or increase. Such compensation shall be paid by the Trustee, upon receipt of invoice therefor from the Depositor, upon which, as to the cost incurred by the Depositor of providing services hereunder the Trustee may rely, and shall be charged against the Income and Principal Accounts on or before the Distribution Date following the Monthly Record
Date on which such period terminates. The Trustee shall have no liability to any Certificateholder or other person for any payment made in good faith pursuant to this Section.
If the cash balance in the Income and Principal Accounts shall be insufficient to provide for amounts payable pursuant to this Section 3.14, the Trustee shall have the power to sell (i) Bonds from the current list of Securities designated to be sold pursuant to Section 5.02 hereof, or
(ii) if no such Securities have been so designated, such Securities as the Trustee may see fit to sell in its own discretion, and to apply the proceeds of any such sale in payment of the amounts payable pursuant to this Section
3.14.

   Any moneys payable to the Depositor pursuant to this Section
3.14 shall be secured by a prior lien on the Trust Fund except that no such lien shall be prior to any lien in favor of the Trustee under the provisions of Section 6.04 herein.
N. The first sentence of Section 3.13. shall be amended to read as follows:

   "As compensation for providing supervisory portfolio services under this Indenture, the Portfolio Supervisor shall receive, in arrears, against a statement or statements therefor submitted to the Trustee monthly or annually an aggregate annual fee in an amount which shall not exceed the amount set forth under "Summary of Essential Information-Supervisory Fee" in the Prospectus times the number of Units outstanding as of January 1 of such year except for a Trust during the year or years in which an initial offering period as determined in Section 4.01 of this Indenture occurs, in which case the fee for a month is based on the number of Units outstanding at the end of such month (such annual fee to be pro rated for any calendar year in which the Portfolio Supervisor provides services during less than the whole of such year), but in no event shall such compensation when combined with all compensation received from other series of the Trust for providing such supervisory services in any calendar year exceed the aggregate cost to the Portfolio Supervisor for providing such services.

     O. Section 3.01 of the Standard Terms and Conditions of Trust shall be replaced in its entirety with the following:
"Section 3.01. Initial Cost. The expenses incurred in establishing a Trust, including the cost of the preparation and typesetting of the registration statement, prospectuses (including preliminary prospectuses), the indenture and other documents relating to the Trust, printing of Certificates, Securities and Exchange Commission and state blue sky registration fees, the costs of the initial valuation of the portfolio and audit of the Trust, the initial fees and expenses of the Trustee, and legal and other out-of-pocket expenses related thereto, but not including the expenses incurred in the printing of preliminary prospectuses and prospectuses, expenses incurred in the preparation and printing of brochures and other advertising materials and any other selling expenses, to the extent not borne by the Depositor, shall be borne by the Trust. To the extent the funds in the Income and Principal Accounts of the Trust shall be insufficient to pay the expenses borne by the Trust specified in this Section 3.01, the Trustee shall advance out of its own funds and cause to be deposited and credited to the Income Account such amount as may be required to permit payment of such expenses. The Trustee shall be reimbursed for such advance on each Record Date from funds on hand in the Income Account or, to the extent funds are not available in such Account, from the Principal Account, in the amount deemed to have accrued as of such Record Date as provided in the following sentence (less prior payments on account of such advances, if any), and the provisions of Section 6.04 with respect to the reimbursement of disbursements for Trust expenses, including, without limitation, the lien in favor of the Trustee therefor and the authority to sell Securities as needed to fund such reimbursement, shall apply to the payment of expenses and the amounts advanced pursuant to this Section. For the purposes of the preceding sentence and the addition provided in clause (4) of the first sentence of Section 5.01, the expenses borne by the Trust pursuant to this Section shall be deemed to have been paid on the date of the Trust Agreement and to accrue at a daily rate over the time period specified for their amortization provided in the Prospectus; provided, however, that nothing herein shall be deemed to prevent, and the Trustee shall be entitled to, full reimbursement for any advances made pursuant to this Section no later than the termination of the Trust. For purposes of calculating the accrual of organizational expenses under this Section 3.01, the Trustee shall rely on the written estimates of such expenses provided by the Depositor pursuant to Section 5.01."

     P.   Section 5.01 of the Standard Terms and Conditions of
Trust shall be amended as follows:

     (i)  The second sentence of the first paragraph of Section
5.01 shall be amended by adding the following at the conclusion thereof: ", plus (4) amounts representing organizational expenses paid from the Trust less amounts representing accrued organizational expenses of the Trust, plus (5) all other assets of the Trust"

     (ii) The following shall be added at the end of the first paragraph of Section 5.01:
Until the Depositor has informed the Trustee that there will be no further deposits of Additional Securities pursuant to section 2.01(b), the Depositor shall provide the Trustee with written estimates of (i) the total organizational expenses to be borne by the Trust pursuant to Section 3.01 and (ii) the total number of Units to be issued in connection with the initial deposit and all anticipated deposits of additional Securities. For purposes of calculating the Trust Fund Evaluation and Unit Value, the Trustee shall treat all such anticipated expenses as having been paid and all liabilities therefor as having been incurred, and all Units as having been issued, in each case on the date of the Trust Agreement, and, in connection with each such calculation, shall take into account a pro rata portion of such expense and liability based on the actual number of Units issued as of the date of such calculation.
In the event the Trustee is informed by the Depositor of a revision in its estimate of total expenses or total Units and upon the conclusion of the deposit of additional Securities, the Trustee shall base calculations made thereafter on such revised estimates or actual expenses, respectively, but such adjustment shall not affect calculations made prior thereto and no adjustment shall be made in respect thereof.

     Q.   The second paragraph of Section 3.02 of the Standard
Terms and Conditions of Trust is hereby deleted and replaced with the following sentence:

     "Any non-cash distributions (other than a non-taxable distribution of the shares of the distributing corporation which shall be retained by the Trust) received by the Trust shall be dealt with in the manner described at Section 3.11, herein, and shall by retained or disposed of by the Trust according to those provisions. The proceeds of any disposition shall be credited to the Income Account of the Trust. Neither the Trustee nor the Depositor shall be liable or responsible in any way for depreciation or loss incurred by reason of any such sale."

     R. The title of Section 3.15 of the Standard Terms and Conditions of Trust shall be replaced with "Abatement of Compensation of the Trustee, Evaluator, Portfolio Supervisor and Sponsor," and sub-section (v) of the first sentence of such Section 3.15 shall be amended by inserting the following immediately after the phrase "Portfolio Supervisor":

", the Sponsor for Bookkeeping and Administrative Expenses"

     R. Section 2.03(a) of the Standard Terms and Conditions of Trust shall be amended by adding the following sentence after the first sentence of such section:
"The number of Units may be increased through a split of the Units or decreased through a reverse split thereof, as directed in writing by the Depositor, at any time when the Depositor is the only beneficial holder of Units, which revised number of Units shall be recorded by the Trustee on its books. The Trustee shall be entitled to rely on the Depositor's direction as certification that no person other than the Depositor has a beneficial interest in the Units and the Trustee shall have no liability to any person for action taken pursuant to such direction."

     IN WITNESS WHEREOF, Nike Securities L.P., The Chase Manhattan Bank (National Association), and First Trust Advisors L.P. have each caused this Trust Agreement to be executed and the respective corporate seal to be hereto affixed and attested (if applicable) by authorized officers; all as of the day, month and year first above written.

                                  NIKE SECURITIES L.P., Depositor


                                  By   Carlos E. Nardo
                                       Senior Vice President

                  THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION),
                  Trustee



(SEAL)    By   Thomas Porrazzo
               Vice President

Attest:

Rosalia A. Raviele
Second Vice President

                                 FIRST TRUST ADVISORS L.P., Evaluator




                                 By   Carlos E. Nardo
                                      Senior Vice President


                                 FIRST TRUST ADVISORS L.P.,
                                 Portfolio Supervisor


                                 By   Carlos E. Nardo
                                      Senior Vice President

                    SCHEDULE A TO TRUST AGREEMENT

                     Securities Initially Deposited
            The First Trust Special Situations Trust, Series 138


(Note: Incorporated herein and made a part hereof for the Trust is the "Schedule of Investments" for the Trust as set forth in the Prospectus.)